Exhibit 99.1

Contact:  Kathleen Campbell, Marketing Director                                                                                                      First Citizens National Bank
570-662-0422                                                                                                             15 S. Main Street
570-662-8512 (fax)                                                                                                         Mansfield, PA 16933

Citizens Financial Services, Inc. Reports Second Quarter 2007 Earnings

MANSFIELD, PENNSYLVANIA— July 24, 2007 – Citizens Financial Services, Incorporated (OTC BB: CZFS), parent company of First Citizens National Bank, has released its unaudited financial performance for the second quarter of 2007.

Net income for the three months ended June 30, 2007 was $1,760,000 which compares to $1,486,000 for the second quarter last year.  This is an increase of $274,000, or 18.4%.   On a year to date basis net income through June 30 was $3,140,000 compared with $2,762,000 last year representing an increase of $378,000, or 13.7%.  Earnings per share for the six months ended June 30, 2007 and 2006 were $1.11 and $.97 per share, respectively.

During the quarter, a pre-tax gain of $381,000 was recognized from the sale of other real estate held.  Offsetting this gain, a pre-tax loss of $100,000 was recognized due to the write-down to fair market value of one of the Bank’s properties.  The combined impact, after tax, increased earnings during the second quarter by approximately $186,000.

Return on equity for the comparable periods were 13.68% and 12.75%, respectively.  Net interest income before the provision for loan losses totaled $9,113,000, an increase of $268,000 compared to the first six months a year ago.  Non-interest expenses have increased $105,000.   Excluding the $100,000 write-down, expenses increased only $5,000.

CEO and President Randall E. Black stated, “Our industry continues to toil in an unprecedented, difficult yield environment.  The curve has remained slightly inverted throughout the first six months of 2007, with very few signs of recovery through the end of the year.  While this continues to dampen our net interest margin, it has forced us to become a better and more efficient organization.  Our cost savings efforts and more streamlined operations have resulted in improved financial performance that will benefit us going forward.  The marginal increase in costs has contributed to our overall financial performance and is reflective of our overall cost savings efforts.”

Since June of last year, total assets have increased $30.3 million, or 5.5%.  At the end of June, total assets were $581.3 million compared to $551.0 million last June.  Net loans have increased $13.2 million since last June, an increase of 3.3%.  Total deposits have increased $30.0 million while borrowed funds have decreased $4.7 million.

Stockholders’ equity, excluding accumulated other comprehensive income, has increased $3.0 million, or 6.9% since last June.  Book value per share at June 30, 2007 was $16.67 compared with $15.60 last year, an increase of 6.9%.  In July, a cash dividend of $.22 ½ per share was declared and will be paid to shareholders on July 27, 2007 to record holders as of July 13, 2007, which represents an increase of 4.7% over 2006’s July’s dividend.  Additionally, a 1% stock dividend was declared in July and will be distributed July 13, 2007, as well.

Citizens Financial Services, Inc., has over 1,500 shareholders, the majority of whom reside in Potter, Tioga, and Bradford Counties, Pennsylvania and Allegany County, New York, where their 16 offices are located.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic and competitive conditions and other risks and uncertainties.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	June 30	December 31	June 30
(in thousands except share data)	2007	2006	2006
ASSETS:
Cash and due from banks:
Noninterest-bearing	$10,873	$10,007	$10,925
Interest-bearing	12	8	6
Total cash and cash equivalents	10,885	10,015	10,931

Available-for-sale securities	118,614	109,743	101,864

Loans (net of allowance for loan losses:
2007, $4,107; $3,876 at December 31, 2006 and $3,623 at June 30, 2006)	410,967	410,897	397,765

Premises and equipment	12,660	12,892	12,199
Accrued interest receivable	2,383	2,458	2,109
Goodwill	8,605	8,605	8,605
Bank owned life insurance	8,209	8,047	7,889
Other assets	8,958	9,511	9,616

TOTAL ASSETS	$581,281	$572,168	$550,978

LIABILITIES:
Deposits:
Noninterest-bearing	$50,753	$48,509	$50,289
Interest-bearing	417,189	398,006	387,620
Total deposits	467,942	446,515	437,909
Borrowed funds	62,382	75,775	67,116
Accrued interest payable	2,086	2,287	1,739
Other liabilities	4,531	4,091	2,690
TOTAL LIABILITIES	536,941	528,668	509,454
STOCKHOLDERS' EQUITY:
Common stock
$1.00 par value; authorized 10,000,000 shares; issued 2,992,896 shares
in 2007 and at December 31, 2006 and 2,965,257 shares at June 30, 2006	2,993	2,993	2,965
Additional paid-in capital	11,935	11,933	11,359
Retained earnings	35,892	34,007	32,809
Accumulated other comprehensive loss	(2,551)	(1,737)	(2,357)
Unearned restricted stock: 3,074 shares for 2007 and 0 shares for 2006	(72)	-	-
Treasury stock, at cost: 180,140 shares for 2007, and 172,954 shares
at December 31, 2006 and 152,962 shares at June 30, 2006	(3,857)	(3,696)	(3,252)
TOTAL STOCKHOLDERS' EQUITY	44,340	43,500	41,524
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$581,281	$572,168	$550,978

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share data)	2007	2006	2007	2006
INTEREST INCOME:
Interest and fees on loans	$7,539	$6,894	$14,896	$13,413
Investment securities:
Taxable	1,057	879	2,071	1,698
Nontaxable	225	221	449	447
Dividends	78	82	169	149
TOTAL INTEREST INCOME	8,899	8,076	17,585	15,707
INTEREST EXPENSE:
Deposits	3,430	2,722	6,740	5,323
Borrowed funds	806	876	1,732	1,539
TOTAL INTEREST EXPENSE	4,236	3,598	8,472	6,862
NET INTEREST INCOME	4,663	4,478	9,113	8,845
Provision for loan losses	45	60	165	120
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	4,618	4,418	8,948	8,725
NON-INTEREST INCOME:
Service charges	812	809	1,560	1,515
Trust	127	108	264	237
Brokerage	31	59	49	153
Investment securities gains (losses), net	-	5	-	(1)
Gains on loans sold	46	7	64	13
Gains on sales of foreclosed properties	373	34	396	47
Earnings on bank owned life insurance	82	74	162	146
Other	120	95	223	213
TOTAL NON-INTEREST INCOME	1,591	1,191	2,718	2,323
NON-INTEREST EXPENSES:
Salaries and employee benefits	2,033	1,987	4,126	4,023
Occupancy	308	276	609	584
Furniture and equipment	140	144	268	296
Professional fees	155	106	320	246
Amortization	36	36	72	180
Other	1,284	1,188	2,338	2,299
TOTAL NON-INTEREST EXPENSES	3,956	3,737	7,733	7,628
Income before provision for income taxes	2,253	1,872	3,933	3,420
Provision for income taxes	493	386	793	658
NET INCOME	$1,760	$1,486	$3,140	$2,762

Earnings Per Share	$0.63	$0.52	$1.11	$0.97
Cash Dividends Paid Per Share	$0.225	$0.215	$0.445	$0.425

Weighted average number of shares outstanding	2,815,873	2,847,259	2,817,813	2,857,554

FINANCIAL HIGHLIGHTS
(UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE AND RATIO DATA)

	2007	2006
Six Months Ended June 30
Net Income	$3,140	$2,762
Comprehensive Income	2,326	1,945
Per common share data:
Earnings per share	$1.11	$0.97
Cash dividends paid per share	$0.445	$0.425
Performance Ratios:
Return on average assets (annualized)	1.10%	1.02%
Return on average equity (annualized)	13.68%	12.75%

Three Months Ended June 30
Net Income	$1,760	$1,486
Per common share data:
Earnings per share	$0.63	$0.52
Cash dividends paid per share	$0.225	$0.215
Performance Ratios:
Return on average assets (annualized)	1.23%	1.09%
Return on average equity (annualized)	15.24%	13.55%

At June 30
Assets	$581,281	$550,978
Investment securities:
Available for sale	118,614	101,864
Loans (net of unearned income)	415,074	401,388
Allowance for loan losses	4,107	3,623
Deposits	467,942	437,909
Stockholders' Equity	44,340	41,524
Non-performing assets	2,754	2,954
Average Leverage Ratio	8.05%	7.86%
Per common share data:
Book value	$16.67	$15.60
Market value (average of bid/ask price)	$21.85	$22.30
Market price to book value ratio	131.07%	142.92%

			Cash Dividends
Common Stock Information:	Bid	Ask	Paid

Quarter Ended:

June 30, 2007	$21.20	$22.50	$0.225
March 31, 2007	$22.55	$23.00	$0.220
December 31, 2006	$22.00	$23.50	$0.220
September 30, 2006	$22.00	$23.00	$0.215

June 30, 2006	$21.60	$23.00	$0.215
March 31, 2006	$21.35	$23.25	$0.210
December 31, 2005	$20.80	$21.00	$0.210
September 30, 2005	$20.10	$20.50	$0.205